Exhibit 10.2

Private & Confidential

Dated the 30th day of December 2022

Guardforce Cash Solutions Security (Thailand) Company Limited

(as Borrower)

Guardforce Holdings (HK) Limited

(as GFHK)

Mr. Tu Guoshen (涂國身)

and

Guardforce AI Technology Limited

(as Warrantors)

and

WK Venture Success Limited

(as Lender)

FOURTH SUPPLEMENTAL AGREEMENT

to

Amended and Restated Master Loan Agreement

dated 15 March 2019, as supplemented

THIS AGREEMENT is dated the 30th day of December 2022 and is made by and among:

(1)	Guardforce Cash Solutions Security (Thailand) Company Limited, a company registered as a juristic person under the Civil and Commercial Code of Thailand at the Bangkok Partnerships and Companies Registration Office having its head office at No. 96 Vibhavadi-Rangsit Road, Talad Bang Khen Sub-District, Laksi District, Bangkok, Thailand (“Borrower”);

(2)	Guardforce Holdings (HK) Limited, a private company incorporated in Hong Kong with limited liability (company no. 1815483) having its registered office at 5/F., Dah Sing Life Building, 99 – 105 Des Voeux Road Central, Hong Kong (“GFHK”);

(3)	The following persons (each a “Warrantor” and together the “Warrantors”):

(a)	Mr. Tu Guoshen (涂國身), holder of PRC identity card numbered [*], residing at 7th Floor, Block C, Zhihui Plaza, No. 4068 Qiaoxiang Road, Nanshan District, Shenzhen, the PRC (“TGS”); and

(b)	Guardforce AI Technology Limited, a company incorporated in the BVI with limited liability (company no. 1990653) having its registered office at P.O. Box 905, Quastisky Building, Road Town, British Virgin Islands (“GFAI Tech”); and

(4)	WK Venture Success Limited, a limited liability company incorporated in the British Virgin Islands (BVI company number: 2105946) having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Lender”),

and is SUPPLEMENTAL to an Amended and Restated Master Loan Agreement dated 15 March 2019, as amended and supplemented to date by the Prior Supplements (“Master Loan Agreement”), made between the Parties.

WHEREAS:

(A)	By the Master Loan Agreement, the Parties have agreed on the terms and conditions regulating (i) the Loan in the original principal amount of US$13,421,792.82 owed by the Borrower to the Lender resulting from certain loan restructuring involving the Borrower and its affiliates and (ii) the Bonds then remained owing by GFHK to the Lender, as reduced following the coming into effect of such loan restructuring.

(B)	By the Prior Supplements the original maturity date of the Loan and the Bonds was extended in succession to 31 December 2022, as the current maturity date in effect.

(C)	Pursuant to a deed of assignment and transfer dated 29 September 2022 (“Assignment Deed”) entered into by the Original Lender, the Lender and other party named therein, the Original Lender has assigned and transferred to the Lender (among other things) all the rights, claims, title, interest, powers, benefits, obligations and liabilities of the Original Lender as (i) creditor and holder of the Loan Outstanding and the Bond Outstanding (collectively “Debts”) under or in connection with the Loan Documents and the Bond Documents (collectively “Debt Documents”); and (ii) chargee or mortgagee of the assets, properties and rights subject to Encumbrances created by the Security Documents or otherwise subsisting in or arising from the Debt Documents, to and in the Debts and the Debt Documents.

(D)	No repayment of principal of the Debts has been made since the last extension of the maturity date. As at the date hereof the principal amount outstanding and due from (i) the Borrower to the Lender in respect of the Loan remains at US$13,421,792.82 and (ii) GFHK to the Lender in respect of the Bonds remains at US$1,578,207.18.

(E)	The Borrower and GFHK wish to seek a further extension of maturity date of the Loan and the Bonds to 31 December 2024. The Lender is prepared to accommodate such request subject to, among other conditions, payment in part of interest accrued on the Loan.

(F)	Accordingly the Parties have agreed to enter into this Agreement for further amending and supplementing the terms and conditions of the Master Loan Agreement in the manner set forth herein.

NOW IT IS HEREBY AGREED as follows:

1.       Interpretation

1.1	In this Agreement (including the Recitals), except where otherwise provided herein and except where the context otherwise requires, expressions defined in the Master Loan Agreement shall have the same meaning when used herein.

1.2	In this Agreement (including the Recitals), except where the context otherwise requires:

“Bilateral Loan Agreement” means the bilateral loan agreement dated as of 25 August 2018 executed by the Original Lender and the Borrower (as supplemented and amended from time to time), serving as supplemental record of the terms and conditions governing the Loan;

“C&P” means Chiu & Partners, solicitors. Hong Kong being the Lender’s solicitors acting in connection with the preparation of this Agreement and related documents;

“Original Lender” means Profit Raider Investments Limited, being the Lender’s predecessor in title of and in the Debts and the Debt Documents;

“Overdue Interest” has the meaning given to it in Clause 2.1(2);

“Overdue Interest Subsidy” has the meaning given to it in Clause 2.2(1);

“Part Interest Payment” means the US$100,000 part payment of interest to be made by the Borrower at or before signing of this Agreement as contemplated under Clause 3.1(2);

“Parties” means the named parties to this Agreement and their respective successors and permitted assigns;

“Pre-conditions” means the conditions precedent set out in Clause 3.1;

“Prior Supplements” means the three several supplemental agreements dated 30 April 2019, 11 March 2020 and 31 December 2020 respectively executed by the Parties, expressed to be supplemental to the Amended and Restated Master Loan Agreement dated 15 March 2019;

“Share Charges” means the deeds of share charge and pledge of shares agreements listed in the Schedule hereto;

“Share Charge Supplement” means, in relation to each Share Charge, a supplemental deed or confirmation letter to be executed by the Security Party who has given such Share Charge confirming that such Share Charge will continue to be in full force and effect, which shall be in form and substance satisfactory to the Lender in all respects;

“Specified Time” means 5:00 p.m. (Hong Kong time) on the earlier of (i) fifth Business Day from the date of this Agreement and (ii) 10 December 2022, or such later date as may be agreed by the Lender in writing.

1.3	Clauses 1.2 to 1.6 (both inclusive) of the Master Loan Agreement shall be deemed to be incorporated herein mutatis mutandis.

1.4	References herein to “Parties” and “Lender”, where the context so admits or requires, include a reference to the Original Lender as the original party to the Master Loan Agreement, the Prior Supplements and other Debt Documents entered into before the date of the Assignment Deed.

2.	Acknowledgment of Indebtedness and Overdue Interest

2.1	The Borrower hereby acknowledges and confirms to the Lender that:

(1)	as at the date hereof, the Loan in the principal amount of US$13,421,792.82 remains due and owing from the Borrower to the Lender;

(2)	the amount of unpaid interest accrued on the Loan, calculated up to 31 December 2022 (but disregarding the Part Interest Payment), is US$2,226,451.97 (“Overdue Interest”); and

(3)	save for the Part Interest Payment, no payment of the Overdue Interest has been made by the Borrower and the full amount of Overdue Interest remains due and owing from the Borrower as at the date of this Agreement.

2.2	GFHK hereby acknowledges, confirms and undertakes to the Lender that:

(1)	the amount of interest subsidy accrued on the Loan and payable by GFHK under Clause 4.4 of the Master Loan Agreement, calculated up to the date of this Agreement, is US$11,617,428.57 (“Overdue Interest Subsidy”);

(2)	no payment of the Overdue Interest Subsidy has been made by GFHK and the full amount of Overdue Interest Subsidy remains due and owing from GFHK as at the date of this Agreement;

(3)	GFHK has not paid any part of the Bond Outstanding and/or interest thereon in accordance with Clause 2.2(2) of the Master Loan Agreement;

(4)	as at the date of this Agreement, the outstanding principal amount of the Bond Outstanding (inclusive of annually compound interest charged under Clause 2.2(2)(c) of the Master Loan Agreement) is US$1,578,207.18 and interest accrued thereon is US$16,908,582.96;

(5)	on or before 31 December 2024, GFHK shall repay the Bond Outstanding in full together with interest accrued on the Bond Outstanding at the rate of 22% per annum on and from the Bonds Maturity Date and up to the date of repayment;

(6)	interest on the Bond Outstanding shall continue to be charged at the rate of 22% per annum, to be compounded annually; and

(7)	interest on the Bond Outstanding and the Overdue Interest Subsidy shall accrue from day to day and shall be paid by GFHK to the Lender on or before the fifth day of each calendar month, save for the last interest payment which shall be made on 31 December 2024. If interest is not paid when due, such interest shall be compounded with the outstanding principal annually from the due date of such interest. Interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

3.	Conditions Precedent

3.1	Subject to Clause 3.2, this Agreement shall take effect as and when all of the following conditions precedent shall have been satisfied:

(1)	that the Lender having issued a certificate confirming receipt on or before the Specified Time of the following documents in form and substance satisfactory to the Lender in all respects:

(a)	a certificate of a director of each of the Borrower, GFHK, Guardforce AI Co., Limited and Guardforce AI Group Company Limited, having attached thereto certified true copies of the following documents of each such company:

(i)	its memorandum and articles of association;

(ii)	its certificate of incorporation;

(iii)	(in relation to the Borrower and Guardforce AI Group Company Limited) its list of shareholders and affidavit dated not more than 30 days before the date of this Agreement;

(iv)	(in relation to GFHK and Guardforce AI Co., Limited) its registers of directors and mortgages and charges;

(v)	resolutions of its board of director(s) authorizing the execution and delivery by it of this Agreement or (as relevant) the Share Charge Supplement to which it is a party and authorizing a person or persons to sign on its behalf those documents and any other documents in connection herewith;

(b)	a certificate of a director of each of GFAI Tech, Guardforce AI Holdings Ltd., Guardforce AI Robots Ltd., Horizon Dragon Ltd. and Southern Ambition Ltd. having attached thereto certified true copies of the following documents of each of the company:

(i)	memorandum and articles of association;

(ii)	certificate of incorporation;

(iii)	the certificate of incumbency confirming good standing issued by its registered agent and dated not more than 14 days before the date of this Agreement;

(iv)	resolutions of its board of director(s) authorizing the execution and delivery by it of this Agreement or (as relevant) the Share Charge Supplement to which it is a party and authorizing a person or persons to sign on its behalf those documents and any other documents in connection herewith;

(c)	this Agreement duly executed by the Borrower, GFHK and the Warrantors;

(d)	the Share Charge Supplements duly executed by each of the Security Parties who has given the respective Share Charges; and

(e)	a supplement to the Bilateral Loan Agreement, duly executed by the Borrower, incorporating amendments to the Bilateral Loan Agreement in manner and on terms equivalent to those set forth in Clause 5.2(1) below, which shall be in form and substance satisfactory to the Lender in all respects;

(2)	receipt by the Lender at or before signing by the Lender of this Agreement of cleared fund from:

(a)	the Borrower in the amount of US$100,000 as payment in part of the Overdue Interest;

(b)	GFHK in the amount of HK$60,000 as partial payment of legal fees incurred by the Lender and agreed to be paid by GFHK under Clause 9.1;

(c)	the Borrower and GFHK all fees and expenses incurred by the Lender for engaging legal advisers in the People’s Republic of China, Thailand, the British Virgin Islands (if any) and other relevant jurisdiction payable by the Borrower and GFHK under Clause 9.1;

(3)	payment by GFHK at or before the Specified Time to the Lender for the account of C&P, the sum of HK$50,660 being balance of legal fees owed under C&P’s invoice no. 19-1195; and

(4)	that no Event of Default shall have occurred on or before the date on which this Agreement is, but for Clause 3.2, to take effect.

3.2	If the Pre-conditions are not fulfilled at or before the Specified Time, unless the fulfillment of which has been waived by the Lender under Clause 3.3 or an extension of time has been granted by the Lender, this Agreement (other than Clauses 9 to 11) shall be void and have no further effect.

3.3	The Pre-conditions are inserted solely for the benefit of the Lender and may be waived, in whole or in part, and with or without conditions, by the Lender in its discretion at any time without prejudicing its right to require fulfillment of such conditions in whole or in part at any time after such waiver.

4.	Extension of Maturity Date

4.1	Subject to fulfillment in full of the Pre-conditions (save as waived by the Lender), the Maturity Date shall be extended to 31 December 2024 on and with effect from the date of such fulfillment.

4.2	For clarity, interest on all overdue sums pursuant to Clause 4.3 of the Master Loan Agreement, to the extent not charged to the Borrower on the terms of Clause 4.4 of the Master Loan Agreement, shall continue to be charged to and paid by GFHK by way of an interest subsidy.

5.	Amendments to the Master Loan Agreement

5.1	All references in the Master Loan Agreement to “this Agreement”, “hereunder” and “herein” or other cognate expressions shall be construed as a reference to the Master Loan Agreement as supplemented and amended by the Prior Supplements and this Agreement, all as amended from time to time.

5.2	On and with effect from the date of fulfillment of the Pre-conditions, the Master Loan Agreement shall be amended (references in this Clause 5.2 to Clauses are to the clauses of the Master Loan Agreement) by:

(1)	at the definition of “Maturity Date” in Clause 1.1, deleting the date of “31 December 2022” and substituting with “31 December 2024”;

(2)	at each of paragraph (b) and (c) of Clause 2.2(2), deleting the date of “31 December 2022” and substituting with “31 December 2024”:

(3)	deleting the existing Clause 4.7 in its entirety and substituting with the following as new Clause 4.7:

“4.7 The Borrower hereby confirms to and undertakes with the Lender that:

(1)	the amount of unpaid interest accrued on the Loan, calculated up to 31 December 2022, is US$2,226,451.97 (“Overdue Interest”);

(2)	at or before this Clause 4.7 taking effect, the Borrower has paid to the Lender the sum of US$100,000 as payment in part of the Overdue Interest, leaving the balance of US$2,126,451.97 owing by the Borrower (“Overdue Interest Balance”); and

(3)	the Borrower will pay up the Overdue Interest Balance in full on or before the Maturity Date.”

(4)	deleting the existing Clause 4.8 in its entirety and substituting with the following as new Clause 4.8:

“4.8 GFHK hereby confirms to and undertakes with the Lender that:

(1)	the amount of interest subsidy accrued on the Loan and payable by GFHK under Clauses 4.2(1) and 4.4, calculated up to 31 December 2022, is US$11,617,428.57 (“Overdue Interest Subsidy”);

(2)	interest shall be charged on the Overdue Interest Subsidy at the rate of 22% per annum, to be compounded annually if not paid when due; and

(3)	GFHK will pay up the Overdue Interest Subsidy and accrued interest thereon in full on or before the Maturity Date.”

5.3	For the purposes of Clause 17.2 of the Master Loan Agreement, the notice details of the Lender are as follows:

Address:	Unit 3910-3913, 39/F, COSCO Tower, 183 Queen’s Road Central, Hong Kong

Email address:	1140cs@wealthking.com.hk

For the attention of:	Head of Legal and Compliance

5.4	All references in the Master Loan Agreement to “Share Charges”, “Security Documents” and “Loan Documents” or other cognate expressions shall be construed to include a reference to the documents listed in the Schedule hereto.

5.5	This Agreement shall constitute, take effect and be designated as a Loan Document under and for the purposes of the Master Loan Agreement.

6.	Representations, Warranties and Undertaking

6.1	The representations and warranties set forth in Clauses 8.1 and 8.2 of the Master Loan Agreement are hereby incorporated fully as if they were set forth herein in extensio and each of the Borrower, GFHK and the Warrantors hereby represents, warrants or, as the case may be, repeats to the Lender such representations and warranties.

6.2	Each of the Borrower and the Warrantors hereby jointly and severally represent, warrant, undertake to and agree with the Lender as follows:

(1)	that the Borrower will, on or before 30 April of each year, deliver to the Lender the audited financial statements of the Borrower in respect of the fiscal year ended on 31 December of the previous year, certified by one of its directors to be true copy;

(2)	that the financial statements of the Borrower delivered to the Lender pursuant to paragraph (1) above:

(a)	will be prepared in accordance with accounting principles generally accepted in Thailand consistently applied save to the extent expressly disclosed in such financial statements; and

(b)	will give a true and fair view of the Borrower’s financial condition and operations for the period to which they relate, save to the extent expressly disclosed in such financial statements;

(3)	that any failure or delay by the Borrower to deliver any of the financial statements in accordance with paragraph (1) above shall constitute an Event of Default under and for the purposes of the Master Loan Agreement.

7.	Confirmation of Master Loan Agreement

7.1	This Agreement is supplemental to the Master Loan Agreement and, save as expressly provided herein, all the provisions of the Master Loan Agreement shall remain in full force and effect. Any provision in the Master Loan Agreement which is inconsistent with the changes contemplated by or provided in this Agreement shall cease to apply, or as the case may be, be modified accordingly.

7.2	Nothing in this Agreement shall have effect as or be construed as discharging or releasing or an agreement to discharge or release of any of the Borrower, GFHK and the Warrantors from their obligations or liabilities under the Master Loan Agreement and the Security Documents to which they are respectively a party unless otherwise specified in this Agreement.

7.3	The Master Loan Agreement and this Agreement shall henceforth be read and construed as one document.

8.	Confirmation of Security Documents

8.1	Each of the Borrower, GFHK and the Warrantors hereby confirms to the Lender that:

(1)	each of the Security Documents to which any of the Borrower, GFHK and the Warrantors is a party shall apply to and continue in full force and effect in respect of their respective obligations under the Master Loan Agreement as amended and supplemented by this Agreement; and

(2)	all their respective obligations, liabilities, covenants and undertakings under, provided or contemplated by each of the Security Documents to which any of the Borrower, GFHK and the Warrantors is a party are and shall remain in full force and effect notwithstanding the amendments made to the Master Loan Agreement by this Agreement

8.2	Each of the Warrantors hereby further confirms to the Lender that:

(1)	all their respective obligations, liabilities, covenants and undertakings under, provided in or contemplated by the guarantee contained in Clause 15 of the Master Loan Agreement, shall remain in full force and effect notwithstanding the amendments made to the Master Loan Agreement by this Agreement; and

(2)	the guarantee contained in Clause 15 of the Master Loan Agreement shall apply to and continue in full force and effect in respect of the obligations of the Borrower and GFHK under the Master Loan Agreement as amended by this Agreement.

9.	Expenses

9.1	The Borrower, GFHK and the Warrantors agree jointly and severally to bear and pay to the Lender on demand on a full indemnity basis (whether or not the Pre-conditions shall be fulfilled) all costs, expenses and charges (including legal fees) incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement, supplement to the Bilateral Loan Agreement and other documents ancillary thereto.

9.2	The Borrower, GFHK and the Warrantors shall bear and pay all their own costs, expenses and charges (including legal fees) incurred in connection with the negotiation, preparation and execution of this Agreement and any other documents ancillary hereto.

10.       Miscellaneous

10.1	The provisions of Clauses 16 to 19 (both inclusive) of the Master Loan Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

10.2	This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one and the same agreement. Transmission by fax or email of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each of the parties hereto shall deliver to the other party an original counterpart of this Agreement promptly after delivery by fax or email.

11.	Governing Law, Jurisdiction and Process Agent

11.1	Clause 20 of the Master Loan Agreement shall be deemed to be incorporated herein mutatis mutandis.

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[Signature page to Supplemental Master Loan Agreement]

IN WITNESS whereof the parties hereto have executed this Agreement as a deed the day and year first above written.

Borrower

SEALED with the Common Seal of	)
Guardforce Cash Solutions Security	)
(Thailand) Company Limited and	)
SIGNED by Chu Kwok Wing	)
for and on its behalf in the presence of:	)	/s/ Chu Kwok Wing
Chu Kwok Wing

Miss Chanpreeya Ekthammasut

GFHK

SEALED with the Common Seal of	)
Guardforce Holdings (HK) Limited	)
SIGNED by Li Zhiqun	)
for and on its behalf in the presence of:	)	/s/ Li Zhiqun
Li Zhiqun

Weixi (Terry) Zhang

Warrantors

SIGNED, SEALED and DELIVERED	)
by Mr. Tu Guoshen (涂國身))
in the presence of:	)	/s/ Tu Guoshen
Mr. Tu Guoshen (涂國身)

Weixi (Terry) Zhang

SEALED with the Common Seal of	)
Guardforce AI Technology Limited and	)
SIGNED by Jingyi TU, Director	)
for and on its behalf in the presence of:	)	/s/ Jingyi TU
Jingyi TU

Weixi (Terry) Zhang

Lender

SEALED with the Common Seal of	)
WK Venture Success Limited and	)
SIGNED by Li Xining	)
for and on its behalf in the presence of:	)
WONG KAM		Li Xining